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                                  EXHIBIT 23.2

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
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               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

As independent certified public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8, regarding the registration of up to 624,500 shares of Class A Common Stock, of our report dated November 25, 1998 included in Weitzer Homebuilders Incorporated`s Form 10-K for the year ended September 30, 1998 and to all references to our Firm included in this registration statement. It should be noted that we have not audited any financial statements of the Company subsequent to September 30, 1998 or performed any audit procedures subsequent to the date of our report.

                                       McKEAN, PAUL, CHRYCY, FLETCHER & CO.

Miami, Florida
July 28, 1999